EXHIBIT 23.1


Kyle L. Tingle, CPA

                                January 11, 2007

To whom it may concern:

The firm of Kyle L. Tingle, CPA, LLC consents to the inclusion of his report of August 31, 2006 accompanying the audited financial statements of Las Palmas Mobile Estates, as of December 31, 2006 and June 30, 2006, in the Form 10SB12G with the U.S. Securities and Exchange Commission, and subsequent amendments, if any, containing said report.

Very truly yours,


/s/ KYLE L. TINGLE
_________________________
Kyle L. Tingle, CPA, LLC




P.O. Box 50141, Henderson, Nevada 89016, Phone: (702) 450-2200, Fax: (702)
436-4218, email: ktingle@kyletinglecpa.com